SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 6, 2005

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                        GENCO SHIPPING & TRADING LIMITED
             (Exact name of registrant as specified in its charter)

 Republic of the Marshall Islands          000-28506            98-043-9758
 (State or other jurisdiction of    (Commission file number)  (I.R.S. employer
  incorporation or organization)                             identification no.)


         35 West 56th Street,
             New York, NY                                            10019
 (Address of principal executive offices)                          (Zip code)


       Registrant's telephone number, including area code: (646) 443-8550


[ ] Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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[ ]   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.03. Creation Of A Direct Financial Obligation Or An Obligation Under An
Off-Balance Sheet Arrangement Of A Registrant

         On September 6, 2005, Genco Shipping & Trading Limited (the "Company") entered into an interest rate swap transaction with DnB NOR Bank ASA, New York Branch (the "Counterparty"), which is among the syndicate of lenders under the Company's existing credit facility entered into on July 29, 2005. The Company entered into the interest rate swap transaction to mitigate the Company's floating rate interest risk on $106,233,000 of the Company's debt that is outstanding under its existing credit facility or may exist in the future. The interest rate swap has a term commencing on an effective date of September 14, 2005 and ending July 29, 2015. The Company is required to make certain quarterly fixed rate payments to the Counterparty calculated on a notional amount of $106,233,000, while the Counterparty is obligated to make certain quarterly floating rate payments to the Company referencing the same notional amount. The interest rate swap transaction effectively fixes the annual interest rate payable on the Company's $106,233,000 of debt under its existing credit facility to 4.485% plus the applicable margin under the credit facility. Notwithstanding the terms of the interest rate swap transaction, the Company is ultimately obligated for all amounts due and payable under its existing credit facility.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              GENCO SHIPPING & TRADING LIMITED


                              /s/ John C. Wobensmith
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                              John C. Wobensmith
                              Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)


DATE:  September 9, 2005




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